Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos.  333-228649, 333-225839, 333-207193, 333-197704, 333-183123, 333-177517, 333-175781, 333-150643, 333-125293, 333-110020, 333-100724, 333-100723, 333-100718 and 033-51385) of United Technologies Corporation of our report dated February 13, 2019 relating to the financial statements and the effectiveness of internal control over financial reporting of Raytheon Company, which appears in this Current Report on Form 8-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts
September 27, 2019